EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned executive officer of Alliance Bancorp, Inc. of Pennsylvania (the “Registrant”) hereby certifies that the Registrant’s Form 10-Q for the quarterly period ended March 31, 2015 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 12, 2015	/s/ Peter J. Meier
Peter J. Meier
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act and has been provided to Alliance Bancorp, Inc. of Pennsylvania and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.